As filed with the Securities and Exchange Commission
                              on September 15, 1998
                                            Registration Statement No. 333-

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               THE CIT GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                 13-2994534
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

              1211 Avenue of the Americas, New York, New York 10036 (Address of Principal Executive Offices) (Zip Code)

                 THE CIT GROUP INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              Ernest D. Stein, Esq.
              Executive Vice President, General Counsel & Secretary
                               The CIT Group, Inc.
                           1211 Avenue of the Americas
                            New York, New York 10036
                     (Name and address of agent for service)

                                 (212) 536-1390
          (Telephone number, including area code, of agent for service)

                             Please send copies to:
                           Michael R. Littenberg, Esq.
                            Schulte Roth & Zabel LLP
                                900 Third Avenue
                            New York, New York 10022

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                          Proposed       Proposed
                             Amount       maximum        maximum     Amount of
Title of securities           to be    offering price   aggregate   registration
  to be registered         registered       per          offering       fee
                               (1)        share(2)       price(2)
--------------------------------------------------------------------------------
Class A Common Stock,
$.01 par value per share     500,000       $26.25    $13,125,000.00  $3,871.88
================================================================================

(1) Maximum number of shares authorized for issuance pursuant to the Employee Stock Purchase Plan (the "Plan") of The CIT Group, Inc. Also registered hereunder are such additional number of shares of Class A Common Stock ("Common Stock"), presently undeterminable, as may be necessary to satisfy the antidilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape on September 11, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents containing information specified in Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(2) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The Securities and Exchange Commission (the "SEC") allows the Company to "incorporate by reference" the information the Company files with the SEC, which means the Company can disclose important information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Registration Statement, and information the Company files later will automatically update and supersede this information. The following documents are incorporated by reference:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

      2. The Company's Current Reports on Form 8-K dated January 15, 1998, January 28, 1998, March 24, 1998, April 22, 1998, June 5, 1998, July 22, 1998,
July 29, 1998 and August 27, 1998;

      3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

      4. The description of the Common Stock contained in registration statement no. 333-36435, initially filed by the Company with the SEC on September 26, 1997 under the Securities Act, which is incorporated by reference into the registration statement on Form 8-A, filed by the Company with the SEC on October 29, 1997 pursuant to the Securities Exchange Act of 1934, (the "Exchange Act").

      The Company also incorporates by reference in this Registration Statement all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and before the Company files a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      The legality of the issuance of the Common Stock being registered hereby is being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company. Paul N. Roth, a director of the Company, is a partner of Schulte Roth & Zabel LLP.

Item 6.  Indemnification of Directors and Officers.

      Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that: (i) to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person acting in any capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Article X of the By-Laws of the Company provides, in effect, that, in addition to any rights afforded to an officer, director or employee of the Company by contract or operation of law, the Company may indemnify any person who is or was a director, officer, employee, or agent of the Company, or of any other corporation which he served at the request of the Company, against any and all liability and reasonable expense incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether brought by or in the right of the Company or such other corporation or otherwise), civil or criminal, in which he may have become involved, as a party or otherwise, by reason of his being or having been such director, officer, employee, or agent of the Company or such other corporation, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in what he reasonably believed to be the best interests of the Company or such other corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      In addition, the Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies with aggregate limits of $90,000,000. The risks covered by such policies do not exclude liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
Number
------
4 The CIT Group, Inc. Employee Stock Purchase Plan, effective as of October 1, 1998.

5         Opinion of Schulte Roth & Zabel LLP.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

24        Powers of Attorney.

Item 9.  Undertakings.

      (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10 (a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Livingston, State of New Jersey, on this 15th day of September, 1998.

                                               THE CIT GROUP, INC.

                                               By:   /s/ ERNEST D. STEIN
                                                     ---------------------------
                                                     Ernest D. Stein
                                                     Executive Vice President,
                                                     General Counsel & Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 15th day of September, 1998.

Signature and Title

/s/ ALBERT R. GAMPER, JR.                             *By:  /s/ ERNEST D. STEIN
-------------------------                                   -------------------
Albert R. Gamper, Jr.                                       Ernest D. Stein
President, Chief Executive Officer                          Attorney-in-Fact
and Director (principal executive officer)

/s/ JOSEPH M. LEONE
--------------------------
Joseph M. Leone
Executive Vice President and
Chief Financial Officer
(principal financial and accounting
 officer)

*
--------------------------
Takasuke Kaneko
Director

*
--------------------------
Hisao Kobayashi
Director

*
--------------------------
Daniel P. Amos
Director

*
--------------------------
Yoshiro Aoki
Director

*
--------------------------
Joseph A. Pollicino
Director

*
--------------------------
Paul N. Roth
Director

*
--------------------------
Peter J. Tobin
Director

*
--------------------------
Tohru Tonoike
Director

*
--------------------------
Alan F. White
Director

      Pursuant to the requirements of the Securities Act of 1933, the Company's Employee Benefit Plans Committee, as administrator of the Company's Employee Stock Purchase Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Livingston, State of New Jersey, on this 15th day of September, 1998.

                                    THE CIT GROUP, INC.
                                    EMPLOYEE STOCK PURCHASE PLAN


                                    By:  /s/ WILLIAM M. O'GRADY
                                         ---------------------------------------
                                         Name:  William M. O'Grady
                                         Title: Member of Employee Benefit Plans
                                                Committee, as Plan Administrator

                                  EXHIBIT INDEX
Exhibit
Number      Exhibit
------      -------

4           The CIT Group, Inc. Employee Stock Purchase
            Plan, effective as of October 1, 1998

5           Opinion of Schulte Roth & Zabel LLP

23.1        Consent of KPMG Peat Marwick LLP

23.2        Consent of Schulte Roth & Zabel LLP (included in Exhibit 5)

24          Powers of Attorney